                                                                 [ORMAT(R) LOGO]

PRESS RELEASE

FOR IMMEDIATE RELEASE

Ormat Technologies Contact:           Investor Relations Contact
Dita Bronicki                         Jeff Corbin/Todd Fromer
CEO and President                     KCSA Worldwide
+1-775-356-9029                       212-896-1214/212-896-1215
DBRONICKI@ORMAT.COM                   JCORBIN@KCSA.COM / TFROMER@KCSA.COM

    ORMAT TECHNOLOGIES, INC. ANNOUNCES NEW FIVE-YEAR AGREEMENTS WITH SOUTHERN
                                CALIFORNIA EDISON

     ADDRESS RENEWABLE ENERGY PRICING RELATING TO POWER PURCHASE AGREEMENTS

RENO, NEVADA, MAY 11, 2006 -- ORMAT Technologies Inc., (NYSE: ORA) today announced that three of its indirect wholly-owned subsidiaries have entered into five-year Agreements Addressing Renewable Energy Pricing relating to Power
Purchase Agreements with Southern California Edison (SCE). These agreements fix the energy rates payable by SCE for the five (5) year period beginning May 1,
2007 for Ormat's Ormesa, Heber 1, and Heber 2 geothermal projects located in
Imperial County, California.

Under the new Agreements, the geothermal energy produced by these projects will be sold at an average fixed energy rate of $62.74/MWh, starting with a rate of
$61.50MWh for the first year, with an annual escalation of 1.0% thereafter. The new Agreements will come into effect when the current Renewable Energy Pricing
Agreement terminates on April 30, 2007. The new average energy rate of
$62.74/MWh will replace the existing rate of $53.70/MWh. As a result of these
Agreements, Ormat's revenues from the Ormesa and Heber projects for the first year are expected to increase by approximately $7.9 million. The capacity payment and capacity bonus under the respective power purchase agreement for each of the projects remain unchanged. The Agreements also set the energy loss adjustment factor (ELAF) at 1.0, which benefits projects that are located remotely from load pockets, and assigns the environmental attributes associated with the energy to SCE. The Agreements are subject to approval by the California
Public Utilities Commission (CPUC).

Dita Bronicki, President and Chief Executive Officer of the Company commented,
"We are very pleased with the new Agreements which bring further stability and predictability to our operations in California. These Agreements eliminate the natural gas price volatility associated with SCE's SRAC which, under the current formula, is heavily dependant on the price of natural gas. Moreover, the
Agreements also eliminate heat-rate calculations and any uncertainty associated with a possible change to the SRAC methodology currently under review by the
CPUC in California."

ABOUT ORMAT TECHNOLOGIES

Ormat Technologies, Inc. is a vertically integrated company primarily engaged in the geothermal and recovered energy power business. The Company designs, develops, builds, owns and operates geothermal power plants.

It also designs, develops and builds, and plans to own and operate, recovered energy-based power plants. Additionally, the Company designs, manufactures and sells geothermal and recovered energy power units and other power generating equipment, and provides related services. Ormat products and systems are covered by more than 70 patents. ORMAT currently operates the following geothermal power plants: in the United States - Brady, Desert Peak, Heber, Mammoth, Ormesa, Puna
and Steamboat; in the Philippines - Leyte; in Guatemala - Zunil; in Kenya -
Olkaria; and in Nicaragua - Momotombo.

SAFE HARBOR STATEMENT

Information provided in this press release may contain statements relating to current expectations, estimates, forecasts and projections about future events that are "forward-looking statements" as defined in the Private Securities
Litigation Reform Act of 1995. These forward-looking statements generally relate to Ormat's plans, objectives and expectations for future operations and are based upon its management's current estimates and projections of future results or trends. Actual future results may differ materially from those projected as a result of certain risks and uncertainties. For a discussion of such risks and uncertainties, see "Risk Factors" as described in Ormat Technologies, Inc.'s
Annual Report on Form 10-K filed with the Securities and Exchange Commission on
March 28, 2006 and the Prospectus Supplement filed with the Securities and
Exchange Commission on April 5, 2006.

  These forward-looking statements are made only as of the date hereof, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

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